EXHIBIT 99.1

Investor Contacts:

Chris Senner

Chief Financial Officer

Exelixis, Inc.

650-837-7240

csenner@exelixis.com

Susan Hubbard

EVP, Public Affairs & Investor Relations

Exelixis, Inc.

650-837-8194

shubbard@exelixis.com

Media Contacts:

Jamie Moser / Sharon Stern / Tali Epstein
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

EXELIXIS ANNOUNCES DEPARTURE OF LANCE WILLSEY, M.D. FROM BOARD OF DIRECTORS

ALAMEDA, Calif. – May 7, 2023 – Exelixis, Inc. (Nasdaq: EXEL) (the “Company”) today announced that Lance Willsey, M.D. has informed the Board of Directors of his decision to resign from the Board, effective immediately. The Board recommends shareholders vote in favor of its remaining 10 director nominees and will not contest the election of Farallon Capital Management’s (“Farallon”) additional nominee, David Johnson, at the upcoming 2023 Annual Meeting of Shareholders, to be held on May 31, 2023.

As previously announced, the Board nominated two of Farallon’s originally proposed candidates – Tomas Heyman and Robert Oliver – to replace two of its existing directors at the Annual Meeting. The Board is actively identifying, evaluating and interviewing candidates as part of its continued refreshment program, which includes a commitment to replacing two additional directors, one in each of the next two years, with two new independent directors. Following the upcoming Annual Meeting, five directors will have transitioned off the Board in the past three years, and four new independent directors will have been elected, including all of Farallon’s nominees.

The Board supports Dr. Willsey’s decision, which will end the need for Farallon to continue its proxy campaign. The Company is focused on advancing its mission to develop life-changing cancer therapies and build long-term shareholder value. Dr. Willsey’s decision to resign is in connection with a personal matter that occurred more than a decade ago. The Company engaged outside legal counsel at that time to review the matter and the Board at the time decided that no action was needed with respect to Dr. Willsey’s Board representation.

About Exelixis

Exelixis is a globally ambitious oncology company innovating next-generation medicines and regimens at the forefront of cancer care. Powered by bi-coastal centers of discovery and development excellence, we are rapidly evolving our product portfolio to target an expanding range of tumor types and indications with our clinically differentiated pipeline of small molecules, antibody-drug conjugates and other biotherapeutics. This comprehensive approach harnesses decades of robust investment in our science and partnerships to advance our investigational programs and extend the impact of our flagship commercial product, CABOMETYX® (cabozantinib). Exelixis is driven by a bold scientific pursuit to create transformational treatments that give more patients hope for the future. For information about the company and its mission to help cancer patients recover stronger and live longer, visit www.exelixis.com, follow @ExelixisInc on Twitter, like Exelixis, Inc. on Facebook and follow Exelixis on LinkedIn.

Exelixis Forward-Looking Statements

This document contains forward-looking statements. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation the factors affecting Exelixis discussed under the caption “Risk Factors” in Exelixis’ Annual Report on Form 10-K filed with the SEC on February 7, 2023, and in Exelixis’ future filings with the SEC. All forward-looking statements in this document are based on information available to Exelixis as of the date of this document, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein, except as required by law.

Important Information Regarding the GOLD Proxy Card

Exelixis does not intend to circulate an updated GOLD proxy card as a result of Dr. Lance Willsey’s resignation from the Board of Directors. The persons named as proxies in the GOLD proxy card will vote the relevant shares of Exelixis common stock at the 2023 Annual Meeting as indicated on such proxy card with respect to each of the remaining nominees recommended by the Exelixis Board of Directors (the “Board Recommended Nominees”). However, no votes will be cast for Dr. Willsey. If any GOLD proxy card is submitted with no voting instructions, the relevant shares will be voted “FOR” each of the remaining Board Recommended Nominees and no votes will be cast for Dr. Willsey.

Important Stockholder Information

Exelixis has filed a definitive proxy statement, containing a form of GOLD proxy card, with the SEC in connection with its solicitation of proxies for its 2023 Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

The Company, its Directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2023 Annual Meeting. Information regarding the ownership of the Company’s Directors and executive officers in the definitive proxy statement for its 2023 Annual Meeting, filed with the SEC on May 1, 2023, can be found through the SEC’s website at www.sec.gov. Changes to such ownership have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Exelixis’ Board of Directors for election at the 2023 Annual Meeting are also included in such definitive proxy statement. These documents can be obtained free of charge from the sources indicated above.

Exelixis, the Exelixis logo, and CABOMETYX are registered trademarks of Exelixis, Inc.

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